Exhibit 8.1
Significant subsidiaries

Name of company	Country of Incorporation	Principal activities	Percent owned

Drilling unit owning companies

North Atlantic Alpha Ltd	Bermuda	Owner of West Alpha	73
North Atlantic Elara Ltd	Bermuda	Owner of Wesy Elara	73
North Atlantic Epsilon Ltd	Bermuda	Owner of West Epsilon	73
North Atlantic Linus Ltd	Bermuda	Owner of West Linus	73
North Atlantic Navigator Ltd	Bermuda	Owner of West Navigator	73
North Atlantic Pheonix Ltd	Bermuda	Owner of West Pheonix	73
North Atlantic Venture Ltd	Bermuda	Owner of West Venture	73
Scorpion Courageous Ltd.	Bermuda	Owner of Offshore Courageous	100
Scorpion Defender Ltd.	Bermuda	Owner of Offshore Defender	100
Scorpion Freedom Ltd.	Bermuda	Owner of Offshore Freedom	100
Scorpion Intrepid Ltd.	Bermuda	Owner of Offshore Intrepid	100
Scorpion Resolute Ltd.	Bermuda	Owner of Offshore Resolute	100
Scorpion Rigs Ltd.	Bermuda	Owner of Offshore Mischief	100
Scorpion Vigilant Ltd.	Bermuda	Owner of Offshore Vigilant	100
Seabras Rig Holdco Kft.	Hungary	Owner of West Capricorn	100
Seadrill Alliance Ltd.	Bermuda	Owner of West Alliance	100
Seadrill Ariel Ltd.	Liberia	Owner of West Ariel	100
Seadrill Auriga Ltd.	Bermuda	Owner of West Auriga	100
Seadrill Carina Ltd	Bermuda	Owner of West Carina	100
Seadrill Castor Ltd.	Bermuda	Owner of West Castor	100
Seadrill China Operations Ltd.	Bermuda	Owner of West Aquarius	100
Seadrill Cressida Ltd.	Bermuda	Owner of West Cressida	100
Seadrill Deepwater Drillship Ltd.	Cayman Islands	Owner of West Capella	100
Seadrill Eclipse Ltd	Bermuda	Owner of West Eclipse *	100
Seadrill Eminence Ltd	Bermuda	Owner of West Eminence	100
Seadrill Esperanza Ltd	Bermuda	Owner of West Esperanza	100
Seadrill Gemini Ltd	Bermuda	Owner of West Gemini	100
Seadrill Hungary Kft.	Hungary	Owner of West Sirius	100
Seadrill Indonesia Ltd	Bermuda	Owner of West Callisto and West Leda	100
Seadrill Janus Ltd.	Bermuda	Former owner of West Janus **	100
Seadrill Jaya Ltd.	Bermuda	Owner of West Jaya	100
Seadrill Jupiter Ltd.	Bermuda	Owner of West Jupiter	100
Seadrill Leo Ltd.	Bermuda	Owner of West Leo	100
Seadrill Menang Ltd.	Bermuda	Owner of West Menang	100
Seadrill Neptun Ltd.	Bermuda	Owner of West Neptun	100
Seadrill Oberon Ltd.	Bermuda	Owner of West Oberon	100
Seadrill Orion Ltd.	Bermuda	Owner of West Orion	100
Seadrill Pegasus Pte Ltd.	Singapore	Owner of West Pegasus	100
Seadrill Pelaut Ltd.	Bermuda	Owner of West Pelaut	100
Seadrill Rigel Ltd.	Bermuda	Owner of West Rigel	100
Seadrill Setia Ltd.	Bermuda	Owner of West Setia	100
Seadrill T11 Ltd.	Bermuda	Owner of T11	100
Seadrill T12 Ltd.	Bermuda	Owner of T12	100
Seadrill T15 Ltd.	Bermuda	Owner of T15	100
Seadrill T16 Ltd.	Bermuda	Owner of T16	100
Seadrill T17 Ltd.	Bermuda	Owner of T17	100
Seadrill T18 Ltd.	Bermuda	Owner of T18	100
Seadrill Telesto Ltd.	Bermuda	Owner of West Telesto	100
Seadrill Tellus Ltd.	Bermuda	Owner of West Tellus	100
Seadrill Tender Rig Indonesia Ltd.	Bermuda	Holding company and owner of West Berani	100
Seadrill Tender Rig Ltd.	Bermuda	Holding company and owner of T-4 and T-7	100
Seadrill Triton Ltd.	Bermuda	Owner of West Triton	100
Seadrill Tucana Ltd.	Bermuda	Owner of West Tucana	100
Seadrill Vela Ltd.	Bermuda	Owner of West Vela	100
Seadrill Vencedor Ltd.	Bermuda	Owner of West Vencedor	100

Drilling units under sale leaseback	Bermuda

Rig Finance II Ltd. ***	Bermuda	Owner of West Prospero	0
SFL Deepwater Ltd. ***	Bermuda	Owner of West Hercules and West Taurus	0
SFL Polaris Ltd. ***	Bermuda	Owner of West Polaris	0

Contracting and management companies

North Atlantic Crew AS	Norway	Crewing Company	73
North Atlantic Drilling UK Ltd	United Kingdom	Drilling services contractor	73
North Atlantic Managemnet AS	Norway	Management company	73
North Atlantic Norway Ltd	Bermuda	Drilling services contractor	73
Sea Dragon de Mexico S. de R.L. de C.V.	Mexico	Management company	100
Seadrill Americas Inc.	USA	Drilling services contractor and technical services company	100
Seadrill Asia Ltd.	Hong Kong	Drilling services contractor, holding company	100
Seadrill Deepwater Contracting Ltd.	Bermuda	Contracting company	100
Seadrill Deepwater Crewing Ltd.	Bermuda	Crewing company	100
Seadrill Deepwater Units Pte Ltd.	Singapore	Management company	100
Seadrill Insurance Ltd.	Bermuda	Insurance company	100
Seadrill Management (S) Pte Ltd	Singapore	Management company	100
Seadrill Management AME Ltd.	Bermuda	Management company	100
Seadrill Management AS	Norway	Management company	100
Seadrill Management Ltd.	United Kingdom	Management company	100
Seadrill Management Services Ltd.	British Virgin Islands	Management company	100
Seadrill Offshore AS	Norway	Drilling services contractor	100
Seadrill Offshore Singapore Ltd.	Singapore	Management company	100
Seadrill Servicos de Petroleo Ltda.	Brazil	Drilling services contractor	100

Holding Companies

North Atlantic Drilling Ltd	Bermuda	Holding Company of North Atlantic vessel owning entities	73
Seabras Rig Holdco Ltd.	Bermuda	Holding Company	100
Seadrill Common Holdings Ltd.	Bermuda	Holding Company	100
Seadrill Deepwater Holdings Ltd.	Bermuda	Holding company for deepwater rigs	100
Seadrill Jack Up Holding Ltd	Bermuda	Holding Company of Scorpion vessel owning entities	100
Seadrill Member LLC	Marshall Islands	Holding Company	100
Seadrill UK Ltd	United Kingdom	Holding Company	100

* The acquisition of West Eclipse was completed post year end on January 3, 2013.
** The West Janus was sold after the financial year end on February 6, 2013.
*** Fully consolidated Variable interest entities.